Media General Reports Fourth-Quarter 2010 Results, Provides Outlook

RICHMOND, Va., Jan. 27, 2011 /PRNewswire/ -- Media General, Inc. (NYSE: MEG) today reported that operating income in the fourth quarter of 2010 increased 12 percent to $36.4 million from $32.5 million in the fourth quarter of 2009.  Net income in the fourth quarter of 2010 was $9 million, or 39 cents per share, compared with $27.4 million, or $1.18 per diluted share in the 2009 fourth quarter.  The year-over-year change in net income was due almost entirely to non-cash tax expense and higher interest expense in the 2010 period.

Total revenues in the quarter increased 7.2 percent to $189.9 million, driven by a nearly 29 percent increase in Broadcast television revenues, which reflected strong Political advertising and an overall firming in broadcast transactional business.  Total operating costs in the fourth quarter increased 6.1 percent, reflecting the absence of last year’s furlough days, a 28 percent increase in newsprint expense and support of new revenue initiatives.

“In the fourth quarter of 2010, our broadcast-intensive markets – Mid-South and Ohio/Rhode Island – generated significantly higher profits compared with the prior year.  Our television stations, most of which are rated number one or two in their markets, were in an excellent position again this year to attract Political advertising dollars.  Operating results benefited from nearly $24 million in fourth quarter Political revenues, compared with $3.7 million last year.  Our stations benefited from hotly contested races in several markets and from a surge in national party and issue spending in the final weeks and days leading up to November 2,” said Marshall N. Morton, president and chief executive officer.

“We experienced strengthening in our overall broadcast advertising as well.  In the fourth quarter, Local time sales grew nearly 6 percent and National time sales increased nominally, which was a good performance given some displacement of transactional advertising by Political issue and candidate spending.  Automotive advertising, in particular, was strong,” Mr. Morton said.

“In addition, we were pleased to see the benefits of our aggressive digital sales initiatives, which drove a 19 percent increase in revenues at our newspaper and broadcast media websites.  Online Classified revenues grew for the fourth consecutive quarter and increased more than 9 percent, due in part to Yahoo! Hot Jobs and Zillow real estate partnerships.  Local online revenues rose more than 29 percent, reflecting increased advertiser adoption of new online advertising opportunities.  The extension of partnerships for Yahoo! display and Zillow real estate advertising to several TV markets helped accelerate revenue growth at a number of television websites,” Mr. Morton said.

Media General’s Publishing revenues in the fourth quarter declined 8.4 percent from last year.  Classified print revenues decreased 15 percent, and National and Local print revenues declined 8.2 percent and 7.5 percent, respectively.  Outside sales for Printing and Distribution Services increased 7.7 percent in the quarter.  Total Digital Media revenues increased 1.3 percent and reflected lower revenues at the company’s advertising services businesses, DealTaker.com and Blockdot, which mostly offset the double-digit revenue growth at local media websites.

Market Segments

Virginia/Tennessee market profit in the fourth quarter was $10.9 million, compared with $15.6 million in the 2009 fourth quarter.  Revenues declined 4.4 percent from last year and expenses increased 6 percent.  Broadcast revenues grew 4.4 percent at the market’s two television stations, mostly due to increased department store and telecommunications spending.  Political revenues were $1.6 million compared with $1.7 million in the prior year’s quarter.  The market’s main driver of Political advertising this year was the Tennessee gubernatorial race and two Congressional elections in Virginia.  The Virginia gubernatorial election was the main contributor to Political advertising in 2009.  Digital revenues in Virginia/Tennessee rose 16.8 percent, reflecting increases in Local, National and Classified online advertising.  Publishing revenues decreased 6.8 percent.  Classified revenues decreased 12.7 percent and Local revenues declined 1.7 percent.  National revenues increased 1.9 percent and reflected higher spending by automotive, insurance, department store and telecommunications advertisers.

Florida market profit was $6.3 million, compared with $6.6 million a year ago.  Revenues increased 2.4 percent and expenses increased 3.6 percent.  Broadcast revenues grew more than 30 percent, due to strong Political advertising on WFLA.  Political revenues were nearly $6 million compared with their virtual absence last year, reflecting Florida’s hotly contested gubernatorial, U.S. Senate and attorney general races.  Publishing revenues decreased 12.8 percent.  Total market Classified and Local revenues decreased 15.3 percent and 6.7 percent, respectively. Increases in Local advertising spending at WFLA and TBO.com were offset by declines in Local newspaper advertising.  National revenues decreased 10.7 percent as BP image advertising and higher spending by automotive, financial services and travel advertisers on WFLA were offset by lower newspaper National advertising.  Digital revenues increased 6.8 percent, due to solid growth in Local and National online advertising.

Mid-South market profit was $14.9 million, compared with $8.7 million in the prior year.  Total revenues increased 23.2 percent, due to strong Political spending, and expenses increased 9.6 percent.  Total Broadcast revenues in the Mid-South increased nearly 30 percent.  Political revenues were $6.8 million, compared with $391,000 in 2009.  Total Publishing revenues increased nearly 1 percent, reflecting higher legal Classified advertising, new store Local spending and special sections related to Auburn University’s football team playing in the SEC title game and BCS National Championship.  Total market Local, National and Classified revenues increased 8.4 percent, 12.5 percent and 1.2 percent, respectively.  Printing and distribution revenues nearly doubled.  Digital media revenues rose 26.8 percent, reflecting higher Local and National spending.

North Carolina market profit was $2.9 million, compared with a profit of $3.4 million last year.  Revenues increased 1.5 percent, and expenses increased 4.5 percent from last year.  Broadcast revenues increased 20.5 percent, due to Political advertising as well as higher spending by Local and National advertisers at the market’s two television stations.  Political revenues were $724,000, an increase from $203,000 in 2009, and overall reflected the absence of hotly contested races in North Carolina.  Publishing revenues declined 8.6 percent in the fourth quarter.  National and Local revenues increased 2.5 percent and 2.3 percent, respectively, while Classified revenues decreased 19 percent.  Digital media revenues increased 40.5 percent, due to robust Local and Classified revenue growth, which was directly attributable to the company’s aggressive digital sales initiative.

Ohio/Rhode Island market profit was $9.4 million, compared with $5.3 million last year, due to strong Political revenues from the market’s two NBC-affiliated television stations.  Total revenues increased 38.4 percent and expenses increased 13 percent, excluding severance costs.  Broadcast revenues grew from the prior year by nearly 40 percent.  Political revenues were $8.8 million compared with $1.2 million in 2009, reflecting gubernatorial and Congressional races in Ohio and a gubernatorial election, Congressional race and issue spending in Rhode Island.  National advertising decreased 12.9 percent, despite increases in automotive, furniture and bank advertising.  Local revenues were about even with the prior year’s quarter.  Digital media revenues rose 8.5 percent.

Advertising Services and Other segment profit of $316,000 declined from $1.7 million last year, due largely to a decrease in revenues from DealTaker.com, the company’s shopping and coupon website; Blockdot, which specializes in interactive entertainment and advergaming technologies, and NetInformer, a provider of wireless media and mobile marketing services.

Other Results

Interest expense was $17.1 million in the fourth quarter, compared with $10.3 million last year, due to the company’s new debt financing structure completed in February 2010.  Debt at the end of 2010 was $663 million, compared with $712 million at the beginning of the year.

Corporate expense increased $865,000 from last year, due in part to the impact of employee furlough days.

Income tax expense in the fourth quarter was $10.5 million, all non-cash.  The previous estimate of $7.5 million was impacted by intraperiod tax allocation and other non-cash adjustments.  A tax benefit of $1 million was reported for the same period last year, which reflected the company’s estimated net operating loss carryback claim for 2009.

EBITDA (income from continuing operations before interest, taxes, depreciation and amortization) was $49.1 million in the fourth quarter of 2010, compared with $46.7 million in the 2009 period.  After-Tax Cash Flow was $32 million, compared with $25.1 million in the prior-year’s quarter.  Capital expenditures in the fourth quarter of 2010 were $10.9 million, compared with $6.8 million in the prior-year period.  Free Cash Flow (After-Tax Cash Flow minus capital expenditures) was$21.1 million, compared with $18.3 million in the prior-year period.

Media General provides the non-GAAP financial metrics EBITDA from continuing operations, After-Tax Cash Flow, and Free Cash Flow. The company believes these metrics are useful in evaluating financial performance and/or are common alternative measures used by investors, financial analysts and rating agencies.  These groups use EBITDA, along with other measures, to evaluate a company’s ability to service its debt requirements and to estimate the value of the company.  A reconciliation of these metrics to amounts on the GAAP statements has been included in this news release.

Outlook

For the first quarter of 2011, Media General expects total revenues in the range of level to 3 percent down compared with last year.  Broadcast revenues are expected to be in a range from even with last year to down 3 percent from last year, due mostly to the absence of Political, Olympics and Super Bowl advertising revenues partially offset by strengthening of the transactional business.  Publishing revenues are expected to decrease 2-6 percent, due to continued weakness in Local and Classified revenues.  Digital Media revenues are expected to increase 6-9 percent and the company’s local media websites are expected to increase 18-21 percent.  Total operating costs are expected to increase 5-7 percent, which mostly reflects 2 percent of merit raises and partial restoration of the company’s 401(k) match.

Conference Call, Webcast and Financial Statements

The company will hold a conference call with financial analysts today at 2:30 p.m. ET.  The conference call will be available to the media and general public through a limited number of listen-only dial-in conference lines and via simultaneous webcast.  To dial in to the call, listeners may call 1-800-599-9829 about 10 minutes prior to the 2:30 p.m. start.  The participant passcode is “Media General.”  Listeners may also access the live webcast by logging on to www.mediageneral.com and clicking on the “Live Webcast” link on the homepage about 10 minutes in advance.  A replay of the webcast will be available online at www.mediageneral.com beginning at 5:30 p.m. today.  A telephone replay is also available, beginning at 5:30 p.m. today and ending at 5:30 p.m. on February 3, 2011, by dialing 888-286-8010 or 617-801-6888, and using the passcode 18563205.

Forward-Looking Statements

This news release contains forward-looking statements that are subject to various risks and uncertainties and should be understood in the context of the company’s publicly available reports filed with the Securities and Exchange Commission.  Media General’s future performance could differ materially from its current expectations.

2010 Audited Financial Statements

Media General will issue its 2010 audited financial statements, including footnotes, on its website www.mediageneral.com, following the close of the stock market today.  A link to the statements will be posted prominently on the website’s home page.

About Media General

Media General is a leading provider of news, information and entertainment across multiple media platforms, serving consumers and advertisers in strong local markets, primarily in the Southeastern United States.  Media General’s operations are organized in five geographic market segments and a sixth segment that includes the company’s interactive advertising services and certain other operations.  The company’s operations include 18 network-affiliated television stations and their associated websites, three metropolitan and 20 community newspapers and their associated websites, and more than 200 specialty publications that include weekly newspapers and niche publications targeted to various demographic, geographic and topical communities of interest.  Many of the company’s specialty publications have associated websites.  Media General additionally operates three interactive advertising services companies:  Blockdot, which specializes in interactive entertainment and advergaming technologies; DealTaker.com, a coupon and shopping website; and NetInformer, a leading provider of wireless media and mobile marketing services.

Media General, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ending		Fifty-Two Weeks Ending
	December 26,	December 27,	December 26,	December 27,
(Unaudited, in thousands except per share amounts)	2010	2009	2010	2009

Revenues
Publishing	$ 86,482	$ 94,367	$ 328,372	$ 357,502
Broadcast	92,147	71,616	306,750	258,967
Digital media and other	11,247	11,101	42,993	41,143
Total revenues	189,876	177,084	678,115	657,612

Operating costs:
Employee compensation	75,194	70,322	297,725	300,439
Production	37,353	34,472	147,482	154,785
Selling, general and administrative	29,366	25,905	107,887	94,031
Depreciation and amortization	12,487	13,923	53,089	59,178
Goodwill and other asset impairment	---	---	---	84,220
Gain on insurance recovery	(956)	---	(956)	(1,915)
Total operating costs	153,444	144,622	605,227	690,738

Operating income (loss)	36,432	32,462	72,888	(33,126)

Other income (expense):
Interest expense	(17,126)	(10,260)	(71,053)	(41,978)
Gain on sale of investments	---	---	---	701
Other, net	229	351	954	972
Total other expense	(16,897)	(9,909)	(70,099)	(40,305)

Income (loss) from continuing operations before income taxes	19,535	22,553	2,789	(73,431)

Income tax expense (benefit)	10,487	(1,013)	25,427	(28,638)

Income (loss) from continuing operations	9,048	23,566	(22,638)	(44,793)
Discontinued operations:
Income from discontinued operations (net of tax)	---	59	---	155
Gain related to divestiture of operations (net of tax)	---	3,737	---	8,873
Net Income (loss)	$ 9,048	$ 27,362	$ (22,638)	$ (35,765)

Net income (loss) per common share:
Income (loss) from continuing operations	$ 0.39	$ 1.02	$ (1.01)	$ (2.01)
Discontinued operations	---	0.17	---	0.40
Net income (loss) per common share	$ 0.39	$ 1.19	$ (1.01)	$ (1.61)

Net income (loss) per common share - assuming dilution:
Income (loss) from continuing operations	$ 0.39	$ 1.01	$ (1.01)	$ (2.01)
Discontinued operations	---	0.17	---	0.40
Net income (loss) per common share - assuming dilution	$ 0.39	$ 1.18	$ (1.01)	$ (1.61)

Weighted-average common shares outstanding:
Basic	22,366	22,273	22,341	22,245
Diluted	22,366	22,439	22,341	22,245

Media General, Inc.
BUSINESS SEGMENT
(Unaudited, in thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three Months Ending December 26, 2010
Virginia/Tennessee	$ 51,502	$ (3,190)	$ 10,939
Florida	42,871	(1,641)	6,332
Mid-South	48,521	(2,631)	14,876
North Carolina	21,487	(1,417)	2,888
Ohio/Rhode Island	20,210	(700)	9,413
Advertising Services & Other	6,022	(147)	316
Eliminations	(737)	-	-
			44,764
Unallocated amounts:
Acquisition intangibles amortization		(1,515)	(1,515)
Corporate expense		(1,246)	(7,918)
	$ 189,876	$ (12,487)

Corporate interest expense			(17,116)
Gain on insurance recovery			956
Other			364

Consolidated income before income taxes			$ 19,535

(Unaudited, in thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three Months Ending December 27, 2009
Virginia/Tennessee	$ 53,882	$ (3,282)	$ 15,611
Florida	41,847	(1,845)	6,575
Mid-South	39,369	(3,274)	8,684
North Carolina	21,160	(1,707)	3,364
Ohio/Rhode Island	14,598	(830)	5,270
Advertising Services & Other	6,720	(227)	1,685
Eliminations	(492)	-	-
			41,189
Unallocated amounts:
Acquisition intangibles amortization		(1,703)	(1,703)
Corporate expense		(1,055)	(7,053)
	$ 177,084	$ (13,923)

Interest expense			(10,260)
Other			380

Consolidated income from continuing
operations before income taxes			$ 22,553

(Unaudited, in thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Twelve months ended December 26, 2010
Virginia/Tennessee	$ 192,405	$ (13,052)	$ 36,430
Florida	157,295	(6,883)	11,155
Mid-South	165,648	(11,526)	36,145
North Carolina	77,682	(6,009)	5,485
Ohio/Rhode Island	62,339	(3,179)	20,801
Advertising Services & Other	25,057	(797)	3,124
Eliminations	(2,311)	-	(8)
			113,132
Unallocated amounts:
Acquisition intangibles amortization		(6,175)	(6,175)
Corporate expense		(5,468)	(31,518)
	$ 678,115	$ (53,089)

Corporate interest expense			(71,020)
Gain on insurance recovery			956
Other			(2,586)

Consolidated income before income taxes			$ 2,789

(Unaudited, in thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Twelve months ended December 27, 2009
Virginia/Tennessee	$ 199,290	$ (13,807)	$ 39,644
Florida	158,232	(8,111)	4,262
Mid-South	145,621	(13,426)	21,201
North Carolina	78,762	(6,801)	4,719
Ohio/Rhode Island	50,613	(3,371)	10,514
Advertising Services & Other	26,683	(884)	4,579
Eliminations	(1,589)	2	(46)
			84,873
Unallocated amounts:
Acquisition intangibles amortization		(7,064)	(7,064)
Corporate expense		(5,716)	(27,067)
	$ 657,612	$ (59,178)

Interest expense			(41,978)
Gain on sale of investments			701
Goodwill and other asset impairment			(84,220)
Gain on insurance recovery			1,915
Other			(591)

Consolidated loss from continuing
operations before income taxes			$ (73,431)

Media General, Inc.
CONSOLIDATED BALANCE SHEETS

	December 26,	December 27,
(Unaudited, in thousands)	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$ 31,860	$ 33,232
Accounts receivable - net	102,314	104,405
Inventories	7,053	6,632
Other	29,745	60,786
Total current assets	170,972	205,055

Other assets	40,629	34,177

Property, plant and equipment - net	398,939	421,208

FCC licenses and other intangibles - net	569,433	575,608

Total assets	$ 1,179,973	$ 1,236,048

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 30,030	$ 26,398
Accrued expenses and other liabilities	89,784	72,174
Total current liabilities	119,814	98,572

Long-term debt	663,341	711,909

Deferred income taxes	34,729	7,233

Other liabilities and deferred credits	198,167	226,083

Stockholders' equity	163,922	192,251
Total liabilities and stockholders' equity	$ 1,179,973	$ 1,236,048

Media General, Inc.
REVENUES DETAIL

	Thirteen Weeks Ending			Fifty-Two Weeks Ending
	December 26,	December 27,		December 26,	December 27,
(Unaudited, in thousands)	2010	2009	% Change	2010	2009	% Change

Virginia/Tennessee
Publishing	$ 41,760	$ 44,830	(6.8)%	$ 159,987	$ 168,991	(5.3)%
Broadcast	6,991	6,697	4.4%	22,501	21,614	4.1%
Digital media	2,751	2,355	16.8%	9,917	8,685	14.2%
Total Virginia/Tennessee revenues	51,502	53,882	(4.4)%	192,405	199,290	(3.5)%

Florida
Publishing	22,767	26,111	(12.8)%	85,767	99,284	(13.6)%
Broadcast	18,278	14,027	30.3%	64,606	52,569	22.9%
Digital media	1,826	1,709	6.8%	6,922	6,379	8.5%
Total Florida revenues	42,871	41,847	2.4%	157,295	158,232	(0.6)%

Mid-South
Publishing	8,885	8,822	0.7%	33,092	34,222	(3.3)%
Broadcast	38,188	29,405	29.9%	127,609	107,209	19.0%
Digital media	1,448	1,142	26.8%	4,947	4,190	18.1%
Total Mid-South revenues	48,521	39,369	23.2%	165,648	145,621	13.8%

North Carolina
Publishing	13,203	14,441	(8.6)%	49,851	54,325	(8.2)%
Broadcast	6,953	5,772	20.5%	23,248	20,736	12.1%
Digital media	1,331	947	40.5%	4,583	3,701	23.8%
Total North Carolina revenues	21,487	21,160	1.5%	77,682	78,762	(1.4)%

Ohio/Rhode Island
Broadcast	19,594	14,030	39.7%	60,201	48,641	23.8%
Digital media	616	568	8.5%	2,138	1,972	8.4%
Total Ohio/Rhode Island revenues	20,210	14,598	38.4%	62,339	50,613	23.2%

Advertising Services & Other
Publishing (1)	1	260	(99.6)%	5	977	(99.5)%
Broadcast (production company)	2,426	1,916	26.6%	9,596	8,814	8.9%
Digital media	3,595	4,544	(20.9)%	15,456	16,892	(8.5)%
Total Advertising Services & Other revenues	6,022	6,720	(10.4)%	25,057	26,683	(6.1)%

Eliminations	(737)	(492)	49.8%	(2,311)	(1,589)	45.4%

Total revenues	$ 189,876	$ 177,084	7.2%	$ 678,115	$ 657,612	3.1%

Selected revenue categories
(Unaudited, in thousands)

Publishing revenues
Local	$ 43,376	$ 46,883	(7.5)%	$ 149,122	$ 163,602	(8.9)%
National	5,748	6,260	(8.2)%	22,691	25,315	(10.4)%
Classified	16,123	18,983	(15.1)%	72,910	83,221	(12.4)%
Circulation	16,351	17,627	(7.2)%	66,691	69,872	(4.6)%
Printing/Distribution	3,780	3,509	7.7%	13,644	12,655	7.8%

Broadcast revenues (gross)
Local	$ 45,950	$ 43,432	5.8%	$ 171,833	$ 161,317	6.5%
National	24,599	24,524	0.3%	92,207	85,865	7.4%
Political	23,895	3,681	NM	41,595	6,166	NM
Cable/Satellite (retransmission) fees	5,128	4,152	23.5%	19,239	15,892	21.1%

Digital revenues
Local	$ 4,630	$ 3,577	29.4%	$ 14,922	$ 11,873	25.7%
National	970	884	9.7%	3,576	3,364	6.3%
Classified	2,163	1,979	9.3%	9,177	8,355	9.8%
Advertising Services	3,578	4,548	(21.3)%	15,395	16,903	(8.9)%

(1) Starting in 2010, print products formerly within Advertising Services & Other are being managed in their respective geographic market or have been discontinued.

"NM" is not meaningful.

Media General, Inc.
Non-GAAP Financial Metrics

	Thirteen Weeks Ending		Fifty-Two Weeks Ending
	December 26,	December 27,	December 26,	December 27,
(Unaudited, in thousands)	2010	2009	2010	2009

Income (loss) from continuing operations	$ 9,048	$ 23,566	$ (22,638)	$ (44,793)
Interest expense	17,126	10,260	71,053	41,978
Income tax expense (benefit)	10,487	(1,013)	25,427	(28,638)
Depreciation and amortization	12,487	13,923	53,089	59,178

EBITDA from continuing operations	$ 49,148	$ 46,736	$ 126,931	$ 27,725

Income (loss) from continuing operations	$ 9,048	$ 23,566	$ (22,638)	$ (44,793)
Income tax expense (benefit) *	10,487	(1,013)	25,427	(28,638)
Non-cash impairment charge (net of tax adjustments)	-	(11,375)	-	51,374
Depreciation and amortization	12,487	13,923	53,089	59,178

After-tax cash flow	$ 32,022	$ 25,101	$ 55,878	$ 37,121

After-tax cash flow	$ 32,022	$ 25,101	$ 55,878	$ 37,121
Capital expenditures	10,878	6,828	26,482	18,453

Free cash flow	$ 21,144	$ 18,273	$ 29,396	$ 18,668
* The Company's income tax expense in 2010 and 2009 is non-cash in nature and has been added back accordingly.
See 2009 Form 10-K for further discussion.

CONTACT: Investor Contact: Lou Anne Nabhan, +1-804-649-6103 or Media Contact: Ray Kozakewicz, +1-804-649-6748